UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2013

ServisFirst Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-53149	26-0734029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

 (205) 949-0302

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 19, 2013, the Board of Directors (the “Board”) of ServisFirst Bancshares, Inc. (the “Company”) amended the Bylaws of the Company (the “Bylaw Amendment”), effective on that date. New Article VIII designates any state or federal court in the State of Delaware, including the Court of Chancery, as the sole and exclusive forum for (i) any derivative litigation brought on behalf of the Company, (ii) any litigation concerning the fiduciary duties of the Company’s officers and directors, (iii) any litigation arising out of the Delaware General Corporation law, or (iv) any other litigation involving claims concerning the Company’s internal affairs, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Additionally, the Bylaw Amendment revises the maximum period allowed for notice of a meeting of stockholders or setting a record date for an annual meeting of stockholders, in Sections 2.4 and 5.8, respectively, from fifty to sixty days. The Board adopted the Bylaw Amendment to save the Company and its stockholders from the increased expense of defending against duplicative litigation brought in multiple courts, and also to provide that claims involving Delaware law be decided by Delaware courts. The change from fifty to sixty days was made to conform the Bylaws to the applicable provisions of the Delaware General Corporation Law.

Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Bylaws of ServisFirst Bancshares, Inc., as amended August 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

/s/ Thomas A. Broughton III
Dated: August 20, 2013	By:	Thomas A. Broughton III
Chief Executive Officer